Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION ANNOUNCES PROPOSED OFFERING OF

$300 MILLION SENIOR NOTES

SAN DIEGO, March 6, 2013 – CareFusion Corp. (NYSE: CFN) today announced a private offering of $300 million aggregate principal amount of senior notes, the net proceeds of which the company intends to use for general corporate purposes.

The notes will be senior unsecured obligations of the company, offered solely to qualified institutional buyers in the United States in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons located outside the United States pursuant to Regulation S under the Securities Act. The offer and sale of the notes will not be registered under the Securities Act and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws.

This news release does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

###

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein present forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. Forward-looking statements include, but are not limited to, statements regarding the offer and sale of the notes and our intended use of proceeds from the offer and sale of the notes. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the ability to market and sell the notes and general economic conditions. Additional factors that may affect future results are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, as filed with the Securities and Exchange Commission. The CareFusion news release and the information contained herein reflect management’s views as of March 6, 2013. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.